Exhibit 10.2

SCHEDULE

to the

ISDA 2002 MASTER AGREEMENT

dated as of October 2, 2025 between

WELLS FARGO BANK, N.A. (“Party A”)

and HAWAII RENEWABLES, LLC (“Party B”)

Part 1.	Termination Provisions

(a)

“Specified Entity” means, (i) with respect to Party A, none, and (ii) with respect to Party B for the purposes of Sections 5(a)(v), 5(a)(vi) and 5(a)(vii), each of the Parent and MidCo, where “Parent” means Par Pacific Holdings, Inc., and “MidCo” means Hawaii Renewables Holdings, LLC.

(b)

“Specified Transaction” has its meaning as defined in Section 14, provided that for purposes of Section 5(a)(v), Specified Transaction shall also mean (i) the LC Facility Agreement (upon execution and delivery thereof) and (ii) any Physical Commodity Transaction; provided further that an Event of Default shall not occur under Section 5(a)(v)(i) for any failure to make or take delivery of a commodity under a Physical Commodity Transaction if such failure results from force majeure or such commodity (or a means for making or taking delivery of such commodity) is unavailable to effect such delivery for a reason unrelated to the financial condition of the relevant party (or its Credit Support Provider or Specified Entity) acting in good faith or (ii) in respect of a Physical Commodity Transaction where the value of the relevant commodities is less than $25,000,000. “LC Facility Agreement” means the Letter of Credit Facility Agreement to be entered into between Party A and Party B, as amended, modified and supplemented from time to time including pursuant to the schedules and annexes thereto which make specific reference thereto. “Physical Commodity Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) which is a transaction for purchasing (or repurchasing), selling (or reselling) or delivering one or more commodities, whether on a spot basis or for future delivery, or for borrowing, lending, transporting or storing one or more commodities.

(c)	“Cross Default” applies to Party A and Party B, provided that the words “or becoming capable at such time of being declared” in Section 5(a)(vi) of the Agreement shall be deemed to be deleted.

“Threshold Amount” means, in relation to Party A, an amount equal to 3% of its Shareholders’ Equity (or its equivalent in another currency); and in relation to Party B, $35,000,000 (or its equivalent in another currency).

For the purposes of the foregoing, “Shareholders’ Equity” means an amount equal to Party A’s total assets minus its total liabilities, as reflected on Party A’s fourth quarter Call Report filed with the FDIC as of Party A’s most recent calendar year.

“Specified Indebtedness” has the meaning set forth in Section 14 (excluding indebtedness in respect of bank deposits received in the ordinary course of business) and shall also include any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of Financial Market Transactions. For purposes herein, “Financial Market Transactions” means any transaction of a type specified in the definition of Specified Transaction which is entered into between a party hereto and any other entity.

(d)	“Credit Event Upon Merger” does not apply to either party.

(e)	“Automatic Early Termination” does not apply to either party.

(f)	“Termination Currency” means U.S. Dollars.

(g)

Additional Termination Event applies to Party B. “Additional Termination Event” means, with respect to Party B (which will be the sole Affected Party, except as provided below), the occurrence of any of the following events, in respect of which all Transactions will be Affected Transactions (except as provided below):

(i)

a Change of Control occurs, where “Change of Control” means Parent ceases to own, directly or indirectly, at least 50% of the Equity Interests in Party B (other than with the prior written consent of Party A, not to be unreasonably withheld, conditioned or delayed), and “Equity Interests” means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

(ii)

as of any Valuation Date, the Overhedged Commodity Volume in respect of any Commodity Group is greater than zero (where “Valuation Date” and “Overhedged Commodity Volume” have the meanings given to them in the Credit Support Annex), provided that in the case of sub-paragraph (g)(ii) above, (A) Party A shall be deemed to be the sole Affected Party for the purposes of Section 6(b)(iv) only (and accordingly only Party B may designate an Early Termination Date in accordance with that Section) and (B) notwithstanding anything to the contrary in the Agreement, Party B may only exercise such right once per calendar month (or more frequently as may be mutually agreed from time to time); and

further provided that upon the designation of an Early Termination Event pursuant to sub-paragraph (g)(ii) above, each Affected Transaction shall be deemed to be divided into two separate Transactions, each on identical terms except that (unless otherwise agreed between the parties):

(1)

one such Transaction (the “Terminating Transaction”) shall have a Notional Quantity of each Commodity Group equal to the product of (A) the pre-division Notional Quantity of that Commodity Group as of the Valuation Date giving rise to the relevant Additional Termination Event and (B) a percentage equal to the Overhedged Commodity Volume divided by the Hedged Commodity Volume (as defined in the Credit Support Annex) as of that Valuation Date (in each case in respect of the relevant Commodity Group);

(2)

the other such Transaction (the “Remaining Transaction”) shall have a Notional Quantity of each Commodity Group equal to the remainder of the pre-division Notional Quantity of that Commodity Group as of the Valuation Date giving rise to the relevant Additional Termination Event; and

(3)	the Prepayment Amount shall be allocated proportionally between the Terminating Transaction and the Remaining Transaction;

and only the Terminating Transaction shall be an Affected Transaction in relation to the Additional Termination Event constituted by Additional Termination Event, and accordingly the Remaining Transaction shall carry on in full force and effect notwithstanding the prior designation of an Early Termination Date in respect of the relevant pre-division Affected Transaction.

(iii)

following execution and delivery thereof, the LC Facility Agreement ceases to be in full force and effect or shall terminate; or either Party A or Party B ceases to be a party to the LC Facility Agreement.

(iv)

(A) Party A ceases to be a Secured Party under the Security Agreement; (B) Party B’s obligations to Party A under this Agreement and the LC Facility Agreement (following execution and delivery thereof) fail at any time to be guaranteed by the Guaranty or secured by liens on collateral under, and pursuant to the terms of, the Security Agreement; or (C) all or substantially all of the liens on collateral under the Security Agreement or the value of the guarantees under the Guaranty will be or has been released except pursuant to and in accordance with the terms of the Security Agreement or Guaranty, as applicable.

(h)	Failure to Pay grace period. Section 5(a)(i) shall be amended to read in its entirety as follows:

“(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before:

(A) in the case of a payment, the first Local Business Day after notice of such failure is given to the party (or second Local Business Day after notice of such failure is given to the party, if such (1) failure to pay is caused by administrative or technical error or omission and (2) it has provided the other party with evidence reasonably acceptable to the other party that it had sufficient available funds to meet its payment obligations to the other party on the due date for payment); or

(B) in the case of a delivery, the first Local Delivery Day after notice of such failure is given to the party;”

(i)

Affected Transactions. Notwithstanding anything to the contrary in this Agreement, if an Illegality, Tax Event upon Merger or Tax Event has occurred and is continuing with respect to a Swap Transaction (as defined in the Framework Agreement), then for purposes of Section 6(b) of this Agreement all Swap Transactions (as defined in the Framework Agreement) shall be Affected Transactions.

Part 2.	Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement.

In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) or 3(g) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i)	Party A makes the following representation(s):

(A)

It is a national banking association organized or formed under the laws of the United States and is a “United States person” (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended) for United States federal income tax purposes.

(B)

Party A is considered a bank and a financial institution as defined under Section 241-1 of the Hawaii Revised Statutes. Pursuant to 237-24.8(a)(1)(A) of the Hawaii Revised Statutes, any amounts Party A receives as a financial institution related to interest, discount, points, commitment fees, loan fees, loan origination charges, and finance charges which are part of the computed annual percentage rate of interest and which are contracted and received for the use of money shall not be subject to Hawaii General Excise tax when billed to Party B.

(C)	Party A makes no other Payee Tax Representations.

(ii)	Party B makes the following representation(s):

(A)

It is organized or formed under the laws of a state within the United States, and it is (or, if Party B is disregarded for United States federal income tax purposes, its beneficial owner is) a “United States person” (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended) for United States federal income tax purposes.

(B)	Party B makes no other Payee Tax Representations.

Part 3.	Documents

(a)	Tax Forms.

(i)

Delivery of Tax Forms. For the purpose of Section 4(a)(i) of this Agreement, and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) upon execution of this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect. Such tax forms are covered by Section 3(d) of this Agreement.

(ii)	Tax Forms to be Delivered by Party A:

A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with any appropriate attachments, that certifies that Party A is a United States person and exempt from U.S. federal backup withholding tax on payments to Party A under this Agreement.

(iii)	Tax forms to be Delivered by Party B:

A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with any appropriate attachments, that certifies that Party B is (or, if it is disregarded as an entity separate from another person for U.S. federal income tax purposes, then such other person) a United States person and exempt from U.S. federal backup withholding tax on payments to Party B under this Agreement.

(b)	Delivery of Documents. When it delivers this Agreement, each party shall also deliver its closing documents to the other party in form and substance reasonably satisfactory to the other party.

Party	Documents to be delivered by such party	Delivery due date	Covered by §3(d)

Party B	A copy of Party B’s organizational documents, including any relevant constitutional documents and any articles of incorporation or certificate of formation, and any amendments thereto.

Upon execution of this Agreement and with respect to any subsequent material amendment, at or promptly following the time of such amendment; provided that delivery will be deemed to be made to the extent such documents are publicly available.

Yes
Party B

A duly executed incumbency certificate of Party B certifying the name, true signature and authority of each person authorized to execute this Agreement (including Confirmations and the Credit Support Annex) and each other Transaction Document.

		Upon execution of this Agreement, and for any Confirmation, promptly upon request.	Yes
Party B

A certified copy of the resolutions or written consent of Party B’s board of directors, board of managers or members authorizing the execution, delivery and performance of this Agreement (including Confirmations and the Credit Support Annex) and each other Transaction Document, and authorizing Party B to enter into Transactions hereunder.

		Upon execution of this Agreement and for any Transaction of a type not covered by such resolutions previously delivered, promptly upon request.	Yes
Party B	Party B’s annual report containing audited financial statements prepared in accordance with U.S. GAAP and certified by independent certified public accountants for each fiscal year.	As soon as available and in any event within 120 days after the end of each fiscal year of Party B.

Yes, provided that Party B shall be deemed to represent, in lieu of the representation in Section 3(d) of the Agreement in respect of all such financial statements so deemed to be delivered, that such financial statements fairly present in all material respects the financial condition and results of operation of Party B in accordance with GAAP in all material respects as of the date set forth therein.

Party	Documents to be delivered by such party	Delivery due date	Covered by §3(d)
Party B

Party B’s unaudited financial statements, including (i) the balance sheets showing Party B’s financial position as of the end of each fiscal quarter, (ii) supporting profit and loss statements and (iii) statements of cash flows for each fiscal quarter, prepared in accordance with U.S. GAAP.

If requested by Party A, as soon as available and in any event within 75 days after the end of each fiscal quarter of Party B.

Yes, provided that Party B shall be deemed to represent, in lieu of the representation in Section 3(d) of the Agreement in respect of all such financial statements so deemed to be delivered, that such financial statements fairly present in all material respects the financial condition and results of operation of Party B in accordance with GAAP in all material respects as of the date set forth therein.

Party A and Party B	Each Transaction Document, duly executed by each party thereto.

In respect of (i) each Transaction Document listed in the definition thereof as of the date of this Agreement other than the Creditor Notices and the Creditor Acknowledgements, on or prior to the date of this Agreement, (ii) each Initial Creditor Acknowledgement, to the extent required, in accordance with the Framework Agreement, (iii) each other Creditor Acknowledgement relating to a Third Party Storage Operator, to the extent required, in accordance with the Framework Agreement and (iv) any other Transaction Document, promptly upon execution of such Transaction Document.

No
Party B	A copy of each Storage Agreement, and any amendments thereto.	Promptly upon the execution of each Storage Agreement and with respect to any subsequent amendment, at or promptly following the time of such amendment.	Yes

Party	Documents to be delivered by such party	Delivery due date	Covered by §3(d)
Party B

Evidence in form and substance reasonably acceptable to Party A that all Encumbrances (other than Permitted Encumbrances) on the “Collateral” subject to the Security Agreement shall have been released and copies of all UCC-3 termination statements or amendments required to be filed in connection with the release of such liens.

Upon execution of this Agreement in respect of any “Collateral” subject to the Security Agreement; or thereafter, promptly upon agreement between the parties to include an additional Approved Location for purposes of the Transaction Documents.

Yes
Party B

A UCC-1 Financing Statement necessary to perfect Party A’s security interest in the “Collateral” subject to the Security Agreement, naming Party B as “debtor” and Party A as “secured party” and specifically describing the “Collateral” as defined in the Security Agreement.

		Upon execution of this Agreement.	Yes
Party B

Such other information regarding Party B’s financial condition, business and operations as Party A may reasonably request, except to the extent that disclosure of such information would violate any applicable law, court order, arbitration or mediation proceeding order, or stock exchange requirement or any confidentiality obligations binding upon it.

		Promptly upon request.	Yes
Party B

Opinions of legal counsel to Party B addressed to Party A in respect of (i) the capacity and authority of Party B to enter into the Transaction Documents and carry out the transactions contemplated thereby and (ii) the legality, enforceability and binding effect of the obligations undertaken by Party B in the Transaction Documents.

		Upon execution of this Agreement.	No

Part 4.	Miscellaneous

(a)         Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address or facsimile number specified in the relevant Confirmation (or as specified below if not specified in the relevant Confirmation), provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address specified below (and in the case of a notice under Section 5 or 6, shall be delivered by hand or overnight courier and not by email), provided further that any notice under the Credit Support Annex shall be sent to a party at its address or facsimile number specified in the Credit Support Annex.

(i) To Party A:

Wells Fargo Bank, N.A.

333 Market Street

28th Floor

MAC A0119-280

San Francisco, CA 94105

Email: PhysicalOilLiquids@wellsfargo.com

Attention: Documentation Group

(ii) To Party B:

Hawaii Renewables, LLC

825 Town & Country Ln

Suite 1500

Houston, TX 77024

Attention: Treasury

Phone: +1 (713) 969-2156

Email: treasury@parpacific.com

With a copy to: legalnotices@parpacific.com

(b)         Process Agent. For the purpose of Section 13(c) of this Agreement, neither party appoints a Process Agent hereunder.

(c)         Offices. Section 10(a) applies.

(d)         Multibranch Party.

(i) Party A is a Multibranch Party and may act through its San Francisco or Charlotte Office or its London Branch, as specified in the relevant Confirmation and if any Confirmation for a Transaction is sent or executed by Party A without specifying its Office, it will be presumed that Party A’s Office for that Transaction is its San Francisco Office, absent notice to the contrary from Party A.

(ii) Party B is not a Multibranch Party.

(e)         “Calculation Agent” means Party A, unless an Event of Default has occurred and is continuing with respect to Party A, in which case Party B may select a replacement Calculation Agent (for so long as such Event of Default is continuing) that is a nationally recognized leading dealer active in the market for the derivative products requiring calculations and determinations (“Leading Independent Dealer”) that is independent of either party (and its Affiliates) and is approved by Party A (such approval not to be unreasonably withheld). The reasonable costs of employing the replacement Calculation Agent shall be borne equally by both parties.

(f)         Dispute Resolution. If a party in good faith disputes the amount determined by the Calculation Agent to be due and payable under this Agreement, that party shall nonetheless pay to the other party the full amount as determined by the Calculation Agent by the due date and shall inform the Calculation Agent and the other party in writing of the portion of the determined amount with which it disagrees and why it disagrees. The parties shall cooperate in resolving each dispute expeditiously (and in any event within three (3) Local Business Days). If the parties agree that the disputing party does not owe some or all of the disputed amount, then to the extent such amount was previously paid by that party, the other party shall return such disputed amount to the disputing party, together with interest at the Non-default Rate from the date such amount was disputed by the disputing party in accordance with this Agreement, within one (1) Local Business Day of such agreement.

(g)         Capitalized terms used in this Schedule without definition shall have the meanings assigned in the Framework Agreement (as defined below).

(h)         “Credit Support Document” means each of the following: (i) the Credit Support Annex hereto dated as of the date of this Agreement, executed and delivered by Party A and Party B, (ii) with respect to Party B, the pledge and security agreement dated as of the date of this Agreement and executed by Party B in favor of Party A, as amended or supplemented from time to time (the “Security Agreement”), (iii) with respect to Party B, the Framework Agreement (as defined in Part 5 below), (iv) with respect to Party B, the guaranty dated as of the date of this Agreement and executed by Par Pacific Holdings, Inc. (the “Parent”) in favor of Party A, as amended or supplemented from time to time (the “Guaranty”), (v) with respect to Party B, the Deposit Account Control Agreement (as defined in the Framework Agreement) and (vi) with respect to Party B, any other document which by its terms secures, guarantees or otherwise supports Party B’s obligations under the Transaction Documents from time to time, whether or not this Agreement, any Transaction, or any type of Transaction entered into hereunder is specifically referenced or described in any such document.

The parties agree that the definitions and provisions contained in the ISDA Non-ECP Guarantor Exclusionary Terms published by the International Swaps and Derivatives Association, Inc., on April 18, 2013 are incorporated and apply to the Agreement.

(i)         “Credit Support Provider” means, in relation to Party A, not applicable.

“Credit Support Provider” means, in relation to Party B, the Parent.

(j)         Governing Law and Jurisdiction. To the extent not otherwise preempted by U.S. Federal law, this Agreement and all matters arising out of or relating to this Agreement will be governed by and construed in accordance with the law of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied). Section 13(b) of the Agreement is hereby amended by deleting the word “non-exclusive” appearing in subparagraph (i)(2) thereof and substituting therefor the word “exclusive”, provided that nothing in Section 13(b) shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

(k)         WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT TO WHICH IT IS A PARTY, OR ANY TRANSACTION.

(l)         Netting of Payments. “Multiple Transaction Payment Netting” will apply for purposes of Section 2(c) of this Agreement and for the purposes of Multiple Transaction Payment Netting only, the Credit Support Annex hereto shall be deemed to be a Transaction subject to and forming part of this Agreement.

(m)         “Affiliate” has its meaning as defined in Section 14.

(n)         Absence of Litigation. For purposes of Section 3(c), “Specified Entity” means in relation to Party A and Party B, None.

(o)         No Agency. The provisions of Section 3(g) of this Agreement will apply.

(p)         Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will each constitute an Additional Representation:

(i)          Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction Document that:

(1)       Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction Document and as to whether the Transaction Document is appropriate or proper for it based solely upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party or any of its Affiliates (or its respective representatives) as investment advice or as a recommendation to enter into the Transaction Document, it being understood that information and explanations related to the terms and conditions of any Transaction Document will not be considered investment advice or a recommendation to enter into the Transaction Document. No communication (written or oral) received from the other party or any of its Affiliates (or its respective representatives) will be deemed to be an assurance or guarantee as to the expected results of the Transaction Document.

(2)       Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction Document based solely upon its own evaluation of the Transaction Document (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) or that of its own advisers. It is also capable of assuming, and assumes, the risks of the Transaction Document. It also understands that the terms under which any Transaction may be terminated early are set forth in this Agreement (or in the relevant Confirmation), and any early termination of a Transaction other than pursuant to such terms is subject to mutual agreement of the parties confirmed in writing, the terms of which may require one party to pay an early termination fee to the other party based upon market conditions prevailing at the time of early termination.

(3)         Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction Document, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its Affiliates) may otherwise provide to the party (or to any of its Affiliates) excludes the Transaction Document.

(ii)         Eligibility. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act.

(iii)       ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(q)

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties or any of their Affiliates in connection with this Agreement or any Transaction or potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and those of its Affiliates and (iii) agrees, to the extent permitted by applicable law, that such recordings may be submitted in evidence in any Proceedings.

Part 5.	Other Provisions

(a)

2002 Master Agreement Protocol. Annexes 1 through 13 (inclusive) and Section 6 of the 2002 Master Agreement Protocol published on July 15, 2003 by the International Swaps and Derivatives Association, Inc. are hereby incorporated by reference in, and shall form part of, this Agreement. References in the 2002 Master Agreement Protocol to “2002 Master” will be deemed references to this Agreement.

(b)	Change of Account. Any account designated by a party pursuant to Section 2(b) shall be in the same legal and tax jurisdiction as the original account.

(c)	Set-Off. Section 6(f) is hereby amended by inserting the words “or to any Affiliate of the Payer” immediately after the words “to the Payer”.

(d)

Confirmation Procedures. Each confirming document, acknowledgment or other evidence intended by the parties to be effective for the purpose of confirming or evidencing a Transaction, whether created by delivery or exchange of written terms that match, or by making available written terms in a manner that permits the recipient to review and/or accept the terms, or by delivery to an agent or service provider, or via electronic messaging system, electronic communication network, or web-based platform that confirms the matching of such terms, shall constitute a “Confirmation” as referred to in this Agreement, provided that both parties agree in writing or by their course of conduct to use such method with respect to Transactions or certain types of Transactions. Confirmations for Transactions are due under Rule 23.501 of the Commodity Futures Trading Commission (“CFTC”) within the applicable time frame specified in such rule, to the extent applicable.

(e)

Certain Swap Trading Relationship Documentation Terms. CFTC Regulation 23.504 requires that Party A include in “swap trading relationship documentation” certain statements and notice provisions regarding (i) Party A’s status (and, if applicable, Party B’s status) as an “insured depository institution,” “financial company” or “covered financial company”, and (ii) the effect of clearing swaps on a derivatives clearing organization. Such statements and notice provisions are contained in the Wells Fargo Terms of Business for Swap Transactions between the parties, which statements and notice provisions are incorporated herein by reference.

(f)

ISDA 2018 U.S. Resolution Stay Protocol. If, prior to the date of this Agreement, both parties hereto have adhered to the ISDA 2018 U.S. Resolution Stay Protocol, as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. QFC Protocol”), the terms of the ISDA U.S. QFC Protocol shall be incorporated into and form a part of this Agreement. For purposes of incorporating the ISDA U.S. QFC Protocol, each party shall be deemed to have the same status as “Regulated Entity” and/or Adhering Party (as such terms are defined therein) applicable to it under the ISDA U.S. QFC Protocol and this Agreement shall be deemed to be a “Protocol Covered Agreement” (as defined therein).

(h)

Foreign Account Tax Compliance Act. The following provision shall apply in respect of this Agreement (including the Schedule hereto, any Credit Support Annex and each Transaction that has been or will be entered into hereunder) and shall survive the termination of any Transaction or Confirmation:

“Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.”

(i)	Deduction or Withholding for Tax. Section 2(d)(i)(4)(B) is hereby amended by adding the words “or 3(g)” in the first line after the words “Section 3(f)”.

(j)

Termination of the Agreement. If no Transactions (or any present or future payment obligations, contingent or otherwise, thereunder other than indemnification obligations in effect while no claim has been asserted) are outstanding under this Agreement, either party may terminate this Agreement upon thirty days’ written notice to the other party.

(k)	No Speculation. Party B represents at all times hereunder that each Transaction under this Agreement has not been entered into for the purpose of speculation.

(l)

Bona Fide Hedging Transaction Representation. Party B represents that, unless it has otherwise notified Party A in writing prior to executing a Transaction, each commodity derivative Transaction it enters into under this Agreement is a bona fide hedging transaction or position, as such term is defined under CFTC Rule 150.1 (17 CFR § 150.1).

(m)

Scope of Agreement. Party A and Party B each acknowledges and agrees that the only Transactions subject to and forming part of the Agreement shall be commodity swap transactions (each an “IM Swap Transaction”) entered into pursuant to the Framework Agreement for Commodity Swap Transactions (the “Framework Agreement”) between the parties dated on or about the date of the Agreement.

[SIGNATURE PAGE FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WELLS FARGO BANK, N.A.

By: /s/ Rilla Park

Name: Rilla Park

Title: Authorized Signatory

HAWAII RENEWABLES, LLC

By: /s/ Shawn Flores

Name: Shawn Flores

Title: Chief Financial Officer

[Signature Page to the ISDA Schedule]